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As filed with the Securities and Exchange Commission on October 3, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LKQ CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Victor M. Casini
Vice President, General Counsel and Secretary
LKQ Corporation
120 North LaSalle Street, Suite 3300
Chicago, Illinois 60602
(312) 280-3700
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent For Service)

Copies to:

J. Craig Walker Bell, Boyd & Lloyd LLC 70 West Madison Street, Suite 3300 Chicago, Illinois 60602 (312) 372-1121 fax: (312) 372-2098	and	Winthrop B. Conrad, Jr. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4890 fax: (212) 450-3890

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Reg. No. 333-107417

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, par value $.01 per share	1,150,000	$13.00	$14,950,000	$1,209

(1)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

       This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

        This Registration Statement is being filed pursuant to Rule 462(b) and the General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (No. 333-107417) filed by LKQ Corporation with the Securities and Exchange Commission on July 28, 2003, as amended by Amendment No. 1 to Registration Statement on Form S-1 filed with the Commission on September 3, 2003, as further amended by Amendment No. 2 to Registration Statement on Form S-1 filed with the Commission on September 12, 2003, as further amended by Amendment No. 3 to Registration Statement on Form S-1 filed with the Commission on September 12, 2003 and as further amended by Amendment No. 4 to Registration Statement on Form S-1 filed with the Commission on September 29, 2003, which was declared effective by the Commission on October 2, 2003, including the exhibits thereto, are incorporated herein by reference.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on October 3, 2003.

LKQ CORPORATION
By:	/s/ JOSEPH M. HOLSTEN Joseph M. Holsten President, Chief Executive Officer and Director

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on October 3, 2003.

Signature	Title

Principal Executive Officer:
/s/ JOSEPH M. HOLSTEN Joseph M. Holsten	President, Chief Executive Officer and Director
Principal Financial Officer:
/s/ MARK T. SPEARS Mark T. Spears	Senior Vice President and Chief Financial Officer
Principal Accounting Officer:
/s/ FRANK P. ERLAIN Frank P. Erlain	Vice President – Finance and Controller

Majority of Directors:
* Donald F. Flynn	Director
* A. Clinton Allen	Director
* Jonathan P. Ferrando	Director
* Paul M. Meister	Director
* John F. O'Brien	Director
* William M. Webster, IV	Director
*By:	/s/ MARK T. SPEARS Mark T. Spears, Attorney-in-Fact

EXHIBIT INDEX

       The following exhibits are filed with this Registration Statement on Form S-1:

EXHIBIT NO.	DESCRIPTION
5.1	Opinion of Bell, Boyd & Lloyd LLC as to the legality of the securities being registered.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Bell, Boyd & Lloyd LLC (included as part of Exhibit 5.1 hereto).
24.1	Power of Attorney (included in the signature pages to Reg. No. 333-107417).

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SIGNATURES
EXHIBIT INDEX